UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
January 30, 2008
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33349	56-2408571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4400 Carillon Point,
Kirkland, WA	98033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
Selected Financial Information
     On January 30, 2008, Clearwire Corporation (the “Company”) announced selected information regarding its financial results for the fourth quarter ended December 31, 2007, in connection with its Clearwire Investor Day presentation. All numbers and metrics disclosed below are as of December 31, 2007, unless otherwise stated. The financial results are preliminary and unaudited. Please see “Definitions of Non-GAAP Financial Measures” below for definitions of all non-GAAP financial measures listed in this report.
     The Company disclosed that it has a consolidated spectrum portfolio, assuming the closing of all pending transactions, of approximately 23.8 billion MHz-POPs, including an estimated 15.1 billion MHz-POPs in the United States and an aggregate of 8.7 billion MHz-POPs in Europe. The Company also disclosed a total subscriber base of approximately 394,000 subscribers, with the Company’s 50 domestic and international markets covering approximately 16.3 million people.
     The Company’s fourth quarter consolidated service revenue was approximately $45 million, and for fiscal year 2007 it was $151 million. Twenty-four of the Company’s markets were Market EBITDA positive for the quarter, and thirty-three of the markets were Market EBITDAM positive. The Company’s initial 25 markets had fourth quarter service revenue of approximately $23.7 million, and ended the quarter with approximately 215,000 subscribers.
     The Company also announced that it had launched its VoIP service in 41 markets, with a total of approximately 9,500 VoIP subscribers. The fourth quarter ARPU for the VoIP service was $31.52.
     The Company also provided fourth quarter market performance information for three select markets. For its selected Top 200 market, it disclosed approximately 22,300 subscribers, ARPU of $39.05, CPGA of $309, Churn of 1.84%, 85% gross margin, 61% Market EBITDAM and 26% Market EBITDA. For its selected Top 75 market, it disclosed approximately 18,100 subscribers, ARPU of $36.45, CPGA of $425, Churn of 1.46%, 71% gross margin, 43% Market EBITDAM and -17% Market EBITDA. For its selected Top 20 market, it disclosed approximately 24,300 subscribers, ARPU of $35.40, CPGA of $459, Churn of 1.24%, 32% gross margin, -3% Market EBITDAM and -106% Market EBITDA. The individual market results provided may not be representative of other market performance and are not intended to be an indication of the Company’s consolidated results.
Definitions of Non-GAAP Financial Measures
     The company utilizes certain financial measures which are widely used in the telecommunications industry and are not calculated based on accounting principles generally accepted in the United States of America (“GAAP”). Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.
(1) EBITDA is a non-GAAP financial measure. EBITDA is defined as consolidated operating loss less depreciation and amortization. In a capital-intensive industry, management believes EBITDA, as well as the associated percentage margin calculation, to be meaningful measures of the company’s operating performance. Because EBITDA facilitates internal comparisons of our historical operating performance, management also uses EBITDA for business planning purposes and in measuring our performance relative to that of our competitors. In addition, we believe that EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our financial performance over time and to compare our financial performance with that of other companies in our industry.
(2) ARPU (Average Revenue per User) is service revenue, less legacy businesses revenue (businesses that were acquired through the acquisition of entities) and CPE (Customer Premise Equipment) revenue divided by the average number of subscribers in the period divided by the number of months in the period. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees affect average revenue per customer, and to assist in forecasting future service revenue. In addition, ARPU provides management with a useful measure to compare our customer revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently. ARPU for an individual market or service is calculated as the service revenue for that market or service, less CPE revenue for that market or service, divided by the average number of subscribers in that market or service in the period divided by the number of months in the period.
(3) Churn, which measures customer turnover, is calculated as the number of subscribers that terminate service in a given period divided by the average number of subscribers in that period. Subscribers that discontinue in the first 30 days of service for any reason or in the first 90 days of service under certain circumstances are deducted from our gross customer additions and therefore not included in the churn calculation. Management uses churn to measure retention of our subscribers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. We believe investors use churn primarily as a tool to track changes in our customer retention. Other companies may calculate this measure differently.
(4) CPGA (Cost per Gross Addition) is selling, general and administrative costs less general and administrative costs and legacy businesses costs, plus CPE and PC card equipment subsidy, divided by gross customer additions in the period. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new subscribers. Other companies may calculate this measure differently. CPGA for an individual market is calculated as selling, general and administrative costs for the market (not including an allocation for corporate level sales and marketing costs) less general and administrative costs for the market, plus CPE and PC card equipment subsidy for the market, divided by gross customer additions in the market for the period.
(5) Market EBITDA is defined as the EBITDA (see definition (1) EBITDA) in the Company’s individual markets. This calculation does not include an allocation of corporate general and administrative expenses or spectrum lease expense.
(6) Market EBITDAM is defined as the Market EBITDA less Sales and Marketing Expenses for the market.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: January 30, 2008	By:	/s/ John A. Butler
John A. Butler
Chief Financial Officer